UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan		49351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2012, Wolverine World Wide, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association, as syndication agent and as a lender, Fifth Third Bank, as documentation agent and as a lender, PNC Bank, National Association, as documentation agent and as a lender and the other lenders party thereto (all such lenders under the Credit Agreement, the “Lenders”). The Credit Agreement provides the Company with a $1.1 billion secured credit facility consisting of (1) a term loan A facility in an aggregate principal amount of up to $550 million (the “Term Loan A Facility”), (2) a term loan B facility in an aggregate principal amount of up to $350 million (the “Term Loan B Facility”; and, together with the Term Loan A Facility, the “Term Loan Facilities”) and (3) a revolving credit facility in an aggregate principal amount of up to $200 million (the “Revolving Facility”). The Credit Agreement also provides the Company with the option to increase the aggregate principal amount of all such facilities by up to an additional amount such that the total amount of all such facilities does not exceed $1.3 billion (the “Accordion Option”; and, together with the Term Loan Facilities and the Revolving Facility, the “Credit Facility”).

The Company entered into the Credit Facility in order to finance, in part, the acquisition (the “Acquisition”) of certain assets comprising the Performance + Lifestyle Group business (the “PLG Business”) of Collective Brands, Inc., a Delaware corporation (“CBI”), and to provide for the working capital needs of the Company, including the payment of transaction expenses in connection with the Acquisition. The terms of the Acquisition are governed principally by (1) an Agreement and Plan of Merger, dated as of May 1, 2012 (the “Merger Agreement”), among the Company (solely with respect to specifically designated provisions set forth therein), CBI, WBG – PSS Holdings LLC (“Parent”), a Delaware limited liability company owned by Blum Strategic Partners IV, L.P. (“Blum”), Golden Gate Capital Opportunity Fund, L.P. (“Golden Gate”) and the Company, and WBG – PSS Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), (2) a Purchase Agreement, dated as of May 1, 2012 (the “Carveout Transaction Agreement”), among the Company, its wholly-owned subsidiary and Parent, (3) a Separation Agreement, dated as of May 1, 2012 (the “Separation Agreement”), between Company and Parent relating to the separation of the PLG Business from CBI and (4) an Interim Agreement, dated as of May 1, 2012 (the “Interim Agreement”; and, together with the Merger Agreement, the Carveout Transaction Agreement and the Separation Agreement, the “Acquisition Documentation”), among the Company, Parent, Merger Sub, Golden Gate and Blum which defines certain rights and obligations among the parties during the period from the signing of the Merger Agreement until its consummation or termination, each of which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed on May 4, 2012.

While the Credit Agreement has been executed and delivered, and is effective, the primary obligations of the parties thereto, including the obligation of the Lenders to fund the initial borrowings thereunder and the obligations of the Company under the affirmative, negative and financial covenants thereunder, are subject to the completion of a number of conditions which must be met on or before February 1, 2013 (the date of the completion of such conditions is referred to as the “Closing Date”). These conditions include, among others, (1) the prior or substantially concurrent consummation of the Acquisition by the Company pursuant to and in accordance with the provisions of the Acquisition Documentation, with no provision of the Acquisition Documentation having been amended or waived, and no consent given thereunder, in any manner materially adverse to the interests of the Arrangers or the Lenders without the prior written consent of the arrangers under the Credit Agreement, (2) the execution and delivery of a guarantee and collateral agreement by the Company and certain of its subsidiaries, (3) the receipt by the Company of $375 million in gross cash proceeds from the incurrence of bridge loans or the issuance of senior unsecured debt, (4) the absence of certain additional material indebtedness, (5) the receipt of pro forma financial statements, officer and solvency certificates, collateral documents, and certain collateral filings, (6) the absence of a material adverse effect, (7) the accuracy of certain representations set forth in the Merger Agreement and the Credit Agreement, and (8) the payment of certain required fees and expenses. The exercise of the Accordion Option is subject to the terms and conditions of the Credit Agreement. The Company’s currently existing Credit Agreement dated as of June 7, 2010, and previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2010, is expected to remain in place until the consummation of the Acquisition and to be terminated on the Closing Date of the new Credit Agreement.

The Term Loan A Facility and the Revolving Facility each have a term of five years and the Term Loan B Facility has a term of seven years. The initial interest rates per annum applicable to amounts outstanding under the Term Loan A Facility and to US Dollar denominated amounts outstanding under the Revolving Facility will be, at the Company’s option, either (1) the ABR as defined in the Credit Agreement (the “Base Rate”) plus an applicable margin of 1.25% per annum, or (2) the Eurocurrency Rate as defined in the Credit Agreement (the “Eurocurrency Rate”) plus an applicable margin of 2.25% per annum. The initial interest rate per annum applicable to amounts outstanding under the Term Loan B Facility will be, at the Company’s option, either (1) the Base Rate plus an applicable margin of 2.75% per annum, or (2) the Eurocurrency Rate plus an applicable margin of 3.75% per annum. After the completion of the first full fiscal quarter of the Company after the Closing Date, the applicable margin with respect to Revolving Loans and Term Loan A Facility loans will be determined pursuant to a pricing grid based on the Company’s Consolidated Leverage Ratio as defined in the Credit Agreement (the “Consolidated Leverage Ratio”) for the applicable four quarter period. After the completion of the Company’s fiscal quarter ending June 30, 2013, the applicable margin with respect to Term Loan B Facility loans will be determined pursuant to a pricing grid based on the Company’s Consolidated Leverage Ratio for the applicable four quarter period. Interest payments under the Credit Agreement will be due on the interest payment dates specified in the Credit Agreement. The Credit Agreement requires the payment of certain fees to the agent and lenders thereunder, including a commitment fee, a ticking fee (which began to accrue on July 16, 2012 and accrues as specified in the Credit Agreement through the Closing Date) and certain fees with respect to foreign currency loans.

The Revolving Facility includes a $100 million foreign currency subfacility under which borrowings may be made, subject to certain conditions, in Canadian Dollars, Pounds Sterling, Euros, Hong Kong Dollars, Swedish Kronor, Swiss Francs and such additional currencies determined after the Closing Date in accordance with the Credit Agreement. The Revolving Facility also includes a $35 million swingline subfacility and a $50 million letter of credit subfacility.

Each of the Term Loan Facilities provide for amortization in the form of quarterly scheduled principal payments in the amounts specified in the Credit Agreement. In addition, the Company is required to prepay outstanding amounts of the Term Loan Facilities with proceeds from asset sales, issuances of debt, and a percentage of excess cash flow depending on the Company’s Consolidated Leverage Ratio for each fiscal year ending on or after December 31, 2013, subject to certain exceptions specified in the Credit Agreement. Amounts outstanding under the Credit Agreement may be prepaid at the option of the Company without premium or penalty; provided, that, in the event of any prepayment, or amendment that lowers the yield, of the Term Loan B Facility loans made prior to the first anniversary of the Closing Date, the Company must pay to the applicable Lenders a premium equal to 1% of the principal amount prepaid or refinanced or, in the case of a repricing amendment, 1% of the aggregate amount of the Term Loan B Facility loans outstanding immediately prior to such amendment.

The obligations of the Company pursuant to the Credit Agreement will be guaranteed by substantially all of the Company’s material domestic subsidiaries and secured by substantially all of the personal and real property of the Company and its material domestic subsidiaries, subject to certain exceptions, including the exclusion of the stock of domestic subsidiaries owned by foreign subsidiaries and limited, in the case of foreign subsidiaries and foreign holding companies, to 65% of the voting capital stock thereof.

The Credit Agreement contains customary representations and warranties, including representations by the Company as to, among other matters: financial condition; existence; compliance with law; power; authorization; enforceability; litigation; absence of default; ownership of property; liens; intellectual property; taxes; federal regulations; labor matters; ERISA; the Investment Company Act and other regulations; subsidiaries; use of proceeds; environmental matters; accuracy of information; security documents; and solvency.

The Credit Agreement also contains certain affirmative and negative covenants, including covenants that limit the ability of the Company and its Restricted Subsidiaries (as defined in the Credit Agreement, the “Restricted Subsidiaries”) to, among other things: incur or guarantee indebtedness; incur liens; pay dividends or repurchase stock; enter into transactions with affiliates; consummate asset sales, acquisitions or mergers; prepay certain other indebtedness; or make investments, as well as covenants restricting the activities of certain foreign subsidiaries of the Company that hold intellectual property related assets. Further, the Credit Agreement requires compliance with the following financial covenants: a maximum Consolidated Leverage Ratio; a maximum Consolidated Secured Leverage Ratio (as defined in the Credit Agreement); and a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement). However, the Company and its Restricted Subsidiaries are not required to comply with the affirmative or negative covenants set forth in the Credit Agreement until the Closing Date.

The Credit Agreement contains customary events of default, including, among other items: failure to make required payments under the Credit Agreement; failure to comply with certain agreements or covenants under the Credit Agreement or related loan documents; failure to pay, or acceleration of, certain other indebtedness; certain ERISA violations; certain fundamental changes resulting in a change of control of the Company; certain events of bankruptcy and insolvency; and failure to pay certain judgments.

The Acquisition and the Closing Date of the Credit Agreement are expected to occur late in the third quarter or early in the fourth quarter of 2012. The foregoing summary of the Credit Facility does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement attached hereto as Exhibit 10.1. The foregoing description of the Acquisition Documentation does not purport to be a complete description thereof and is qualified in its entirety by reference to the terms and conditions of the Acquisition Documentation filed as Exhibits to the Company’s Current Report on Form 8-K filed on May 4, 2012.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding timing of completion of the Acquisition and the Closing Date of the Credit Agreement. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the Acquisition does not close, including, but not limited to, as a result of the failure to obtain stockholder approval; the Company’s ability to realize the benefits of the Acquisition on a timely basis or at all; the degree of business disruption relating to the Acquisition; material adverse changes in the Company’s, CBI’s or the PLG Business’ operations or earnings; changes in laws, regulations or accounting principles generally accepted in the United States; the Company’s, CBI’s or the PLG Business’ respective competitive position within the markets each serves; unforeseen downturns in the local, regional or national economies or in the industries in which the Company, CBI or the PLG Business operates; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements, which speak only as of the date made, as a prediction of actual results. The Company undertakes no obligation to update, amend or clarify forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exh. No.	Description

10.1	Credit Agreement dated as of July 31, 2012 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association, as syndication agent and as a lender, Fifth Third Bank, as documentation agent and as a lender, and PNC Bank, National Association, as documentation agent and as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2012	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ R. Paul Guerre
R. Paul Guerre
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1	Credit Agreement dated as of July 31, 2012 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as a lender, J.P. Morgan Europe Limited, as foreign currency agent, Wells Fargo Bank, National Association, as syndication agent and as a lender, Fifth Third Bank, as documentation agent and as a lender, and PNC Bank, National Association, as documentation agent and as a lender.